NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 1

I. THE 0% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,000,000 or 134% x $62,396.21
                     = $1,000,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $50,569.57
+ Annual Premium*                    $15,000.00
- Premium Expense Charge**           $   750.00
- Monthly Deduction***               $ 1,178.27
- Mortality & Expense Charge****     $   577.62
+ Hypothetical Rate of Return*****     ($667.47)
                                     ----------
=                                    $   62,396 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee, a $0.05 monthly per thousand charge, and a monthly cost of insurance (COI) deduction. The monthly per thousand charge applies in policy durations 1-10 and varies by the youngest insured's age and is $0.04 for ages 0-39, $0.05 for ages 40-59, and $0.06 for ages 60+. The monthly COI charges for year 5 are:

Month     COI
-----   -------
   1    $ 28.16
   2    $ 28.16
   3    $ 28.17
   4    $ 28.17
   5    $ 28.18
   6    $ 28.19
   7    $ 28.19
   8    $ 28.20
   9    $ 28.20
  10    $ 28.21
  11    $ 28.22
  12    $ 28.22
Total   $338.27

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, and 0.45% for years 11+.

***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.04%. The monthly interest amounts earned for year 5 are:

Month   Interest
-----   --------
   1     ($56.60)
   2     ($56.42)
   3     ($56.24)
   4     ($56.06)
   5     ($55.89)
   6     ($55.71)
   7     ($55.53)
   8     ($55.36)
   9     ($55.18)
  10     ($55.00)
  11     ($54.83)
  12     ($54.65)
Total   ($667.47)

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $62,396.21
- Year 5 Surrender Charge       $18,694.05
                                ----------
=                               $   43,702 (rounded to the nearest dollar)

II. THE 6% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,000,000 or 134% x $74,866.25
                     = $1,000,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $58,848.70
+ Annual Premium*                    $15,000.00
- Premium Expense Charge**           $   750.00
- Monthly Deduction***               $ 1,174.58
- Mortality & Expense Charge****     $   652.20
+ Hypothetical Rate of Return*****   $ 3,594.33
                                     ----------
=                                    $   74,866 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**    Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee, a $0.05 monthly per thousand charge, and a monthly cost of insurance (COI) deduction. The monthly per thousand charge applies in policy durations 1-10 and varies by the youngest insured's age and is $0.04 for ages 0-39, $0.05 for ages 40-59, and $0.06 for ages 60+. The monthly COI charges for year 5 are:

Month      COI
-----   --------
   1    $ 27.91
   2    $ 27.90
   3    $ 27.90
   4    $ 27.89
   5    $ 27.89
   6    $ 27.88
   7    $ 27.88
   8    $ 27.87
   9    $ 27.87
  10    $ 27.87
  11    $ 27.86
  12    $ 27.86
Total   $334.58

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, and 0.45% for years 11+.

***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.04%. The monthly interest amounts earned for year 5 are:

Month    Interest
-----   ---------
   1    $  296.26
   2    $  296.85
   3    $  297.44
   4    $  298.03
   5    $  298.62
   6    $  299.22
   7    $  299.81
   8    $  300.41
   9    $  301.01
  10    $  301.62
  11    $  302.22
  12    $  302.83
Total   $3,594.33

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $74,866.25
- Year 5 Surrender Charge       $18,694.05
                                ----------
=                               $   56,172 (rounded to the nearest dollar)

III. THE 12% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,000,000 or 134% x $89,480.04
                     = $1,000,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $68,171.61
+ Annual Premium*                    $15,000.00
- Premium Expense Charge**           $   750.00
- Monthly Deduction***               $ 1,170.33
- Mortality & Expense Charge****     $   736.17
+ Hypothetical Rate of Return*****   $ 8,964.92
                                     ----------
=                                    $   89,480 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee, a $0.05 monthly per thousand charge, and a monthly cost of insurance (COI) deduction. The monthly per thousand charge applies in policy durations 1-10 and varies by the youngest insured's age and is $0.04 for ages 0-39, $0.05 for ages 40-59, and $0.06 for ages 60+. The monthly COI charges for year 5 are:

Month     COI
-----   -------
   1    $ 27.62
   2    $ 27.61
   3    $ 27.59
   4    $ 27.57
   5    $ 27.55
   6    $ 27.54
   7    $ 27.52
   8    $ 27.50
   9    $ 27.48
  10    $ 27.47
  11    $ 27.45
  12    $ 27.43
Total   $330.33

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, and 0.45% for years 11+.

***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.04%. The monthly interest amounts earned for year 5 are:

Month      Interest
-----     ---------
$719.30   $  719.30
$724.22   $  724.22
$729.17   $  729.17
$734.17   $  734.17
$739.20   $  739.20
$744.28   $  744.28
$749.40   $  749.40
$754.55   $  754.55
$759.75   $  759.75
     10   $  765.00
     11   $  770.28
     12   $  775.61
Total     $8,964.92

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $89,480.04
- Year 5 Surrender Charge       $18,694.05
                                ----------
=                               $   70,786 (rounded to the nearest dollar)

NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 2

I. THE 0% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,000,000 or 134% x $61,113.94
                     = $1,000,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $49,569.67
+ Annual Premium*                    $15,000.00
- Premium Expense Charge**           $   750.00
- Monthly Deduction***               $ 1,483.26
- Mortality & Expense Charge****     $   567.13
+ Hypothetical Rate of Return*****     ($655.34)
                                     ----------
=                                    $   61,114 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee, a $0.07 monthly per thousand charge, and a monthly cost of insurance (COI) deduction. The monthly per thousand charge varies by duration and is $0.07 for durations 1-10 and $0.02 for durations 11+. The monthly COI charges for year 5 are:

Month     COI
-----   -------
   1    $ 33.56
   2    $ 33.57
   3    $ 33.58
   4    $ 33.58
   5    $ 33.59
   6    $ 33.60
   7    $ 33.61
   8    $ 33.62
   9    $ 33.63
  10    $ 33.63
  11    $ 33.64
  12    $ 33.65
Total   $403.26

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.04%. The monthly interest amounts earned for year 5 are:

Month   Interest
-----   --------
   1     ($55.70)
   2     ($55.50)
   3     ($55.30)
   4     ($55.10)
   5     ($54.91)
   6     ($54.71)
   7     ($54.51)
   8     ($54.31)
   9     ($54.12)
  10     ($53.92)
  11     ($53.73)
  12     ($53.53)
Total   ($655.34)

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $61,113.94
- Year 5 Surrender Charge       $18,694.05
                                ----------
=                               $   42,420 (rounded to the nearest dollar)

II. THE 6% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,000,000 or 134% x $73,384.35
                     = $1,000,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4  $57,723.47
+ Annual Premium*                  $15,000.00
- Premium Expense Charge**         $   750.00
- Monthly Deduction***             $ 1,478.92
- Mortality & Expense Charge****   $   640.59
+ Hypothetical Rate of Return***** $ 3,530.39
                                   ----------
=                                  $   73,384 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee, a $0.07 monthly per thousand charge, and a monthly cost of insurance (COI) deduction. The monthly per thousand charge varies by duration and is $0.07 for durations 1-10 and $0.02 for durations 11+. The monthly COI charges for year 5 are:

Month     COI
-----   -------
   1    $ 33.27
   2    $ 33.26
   3    $ 33.26
   4    $ 33.25
   5    $ 33.25
   6    $ 33.25
   7    $ 33.24
   8    $ 33.24
   9    $ 33.23
  10    $ 33.23
  11    $ 33.22
  12    $ 33.22
Total   $398.92

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.04%. The monthly interest amounts earned for year 5 are:

Month    Interest
-----   ---------
   1    $  291.59
   2    $  292.06
   3    $  292.53
   4    $  293.00
   5    $  293.48
   6    $  293.95
   7    $  294.43
   8    $  294.91
   9    $  295.39
  10    $  295.87
  11    $  296.35
  12    $  296.83
Total   $3,530.39

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $73,384.35
- Year 5 Surrender Charge       $18,694.05
                                ----------
=                               $   54,690 (rounded to the nearest dollar)

III. THE 12% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $1,000,000 or 134% x $87,769.83
                     = $1,000,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $66,908.42
+ Annual Premium*                    $15,000.00
- Premium Expense Charge**           $   750.00
- Monthly Deduction***               $ 1,473.96
- Mortality & Expense Charge****     $   723.34
+ Hypothetical Rate of Return*****   $ 8,808.71
                                     ----------
=                                    $   87,770 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee, a $0.07 monthly per thousand charge, and a monthly cost of insurance (COI) deduction. The monthly per thousand charge varies by duration and is $0.07 for durations 1-10 and $0.02 for durations 11+. The monthly COI charges for year 5 are:

Month     COI
-----   -------
   1    $ 32.94
   2    $ 32.92
   3    $ 32.90
   4    $ 32.88
   5    $ 32.86
   6    $ 32.84
   7    $ 32.82
   8    $ 32.80
   9    $ 32.78
  10    $ 32.76
  11    $ 32.74
  12    $ 32.72
Total   $393.96

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.04%. The monthly interest amounts earned for year 5 are:

Month    Interest
-----   ---------
   1    $  708.04
   2    $  712.65
   3    $  717.29
   4    $  721.97
   5    $  726.68
   6    $  731.44
   7    $  736.23
   8    $  741.06
   9    $  745.93
  10    $  750.84
  11    $  755.79
  12    $  760.78
Total   $8,808.71

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $87,769.83
- Year 5 Surrender Charge       $18,694.05
                                ----------
=                               $   69,076 (rounded to the nearest dollar)